Exhibit 99.1

AudioEye Reports Preliminary 80% Increase in Revenue to $1.23 Million, Record $3.03 Million in Bookings for Second Quarter

To Host Conference Call on Thursday, July 12

TUCSON, Ariz., July 10, 2018 /PRNewswire/ -- AudioEye, Inc. (OTCQB: AEYE) ("AudioEye" or the "Company"), the leader in cloud-based software-as-a-service (SaaS) digital content accessibility solutions, today announced preliminary revenue and new client cash contract bookings ("cash contract bookings" or "bookings") results for its second quarter ended June 30, 2018.

For the second quarter, AudioEye secured record revenue of approximately $1.23 million, an increase of 80% from $684,000 in the second quarter of 2017. AudioEye also achieved a record $3.03 million in cash contract bookings for the quarter, a 102% increase from $1.5 million in bookings reported in the prior year second quarter.

At mid-year, the Company has secured $5.23 million in cash contract bookings compared with $6.3 million in bookings for the full year 2017. Reflecting expectations of further revenue and bookings growth in the second half of the year, AudioEye expects 2018 annual revenue to be between $6.5 million and $7.5 million and cash contract bookings between $11 million and $12 million.

CEO Todd Bankofier stated, "AudioEye continues to increase cash contract sales bookings through a combination of strategic partnerships in key verticals and direct engagement with high-profile, enterprise-level clients. These bookings generally convert to highly predictable recurring revenue within three to six months of booking, driving steady growth in AudioEye's topline in each of the past ten quarters. AudioEye continues to gain acceptance both within the accessibility industry and in key markets as the most financially viable and sustainable web accessibility solution. We believe awareness of the demand and need for digital content accessibility will continue to drive market penetration and rapid growth through our partner platforms.

"Throughout the second quarter, we continued to increase new business with existing clients, such as HR industry leader ADP, which is leading the way in creating greater accessibility through its multiple platforms. In the financial industry, we expanded our relationship with a key partner to launch our first premier partnership, which we expect will maximize operational efficiencies and increase awareness of AudioEye and our new contract pipeline, while significantly reducing our cost of customer acquisition.

"Our direct engagements also continued to generate new customers as we secured long-term cash contract bookings with high-profile brands across multiple industries, including retail, media, financial services and restaurants. Our retention rate held at 99% as existing customers renewed and expanded their engagements, and our customer base grew to nearly 700 business and government users relying on AudioEye technology to sustain their accessibility."

AudioEye continues to maintain a unique position in the industry, as it remains the only technology-based web accessibility managed service that is end-to-end and sustainable, addressing and resolving issues of accessibility on existing websites. The AudioEye solution allows users the ability to achieve and maintain compliance with ADA-related accessibility requirements and conformance with the updated Web Content Accessibility Guidelines (WCAG) 2.1, efficiently and economically.

"Through our dynamic remediation technology, AudioEye publishes more than one billion remediation fixes every day," said Mr. Bankofier. "A growing movement toward inclusivity and increased demand for enforcement of the Americans with Disabilities Act and related laws and regulations at the federal, state and local level, across the public and private sector, will continue to drive the demand for equal access online. AudioEye makes both financial sense and human sense, making the business case for doing what is right."

In addition to offering solutions for web accessibility, AudioEye continues to enhance its products and explore expansion into vertical markets, maximizing existing technology and features such as dynamic remediation of downloadable PDFs in real time, and its Voice technology for accessibility and enhanced usability.

Proposed Nasdaq Uplisting
On June 29, AudioEye announced it had filed a Preliminary 14C with the U.S. Securities and Exchange Commission ("SEC") disclosing that the Board of Directors and holders of a majority of the Company's outstanding voting shares approved a 1-for-25 reverse stock split of the Company's issued and outstanding common stock (the "Reverse Split") with the primary purpose to enable the Company to qualify its common stock for listing on the NASDAQ Capital Market ("NASDAQ").

Subsequently, the Company anticipates it will file a Definitive 14C on or about July 10, 2018. Following the mandatory post-mailing 20-day waiting period, the Definitive 14C will become effective on or about July 30, 2018. Shortly thereafter and upon approval by the Financial Industry Regulatory Authority, the Reverse Split will be effected. A new CUSIP number will be assigned to the Company's common stock as a result of the Reverse Split.

The Company has filed an application to have its common stock approved for trading on NASDAQ. Before any listing of the common stock on NASDAQ could occur, NASDAQ will need to approve the Company's application for listing after the Reverse Split is completed. There can be no assurance that NASDAQ will approve the Company's application.

Conference Call
The Company will conduct a conference call and webcast to review the results on Thursday, July 12, 2018, at 11:00 a.m. Pacific Time, 2:00 pm Eastern Time. Interested parties in the United States can access the call by dialing 1-844-839-2190; interested parties outside the United States can access the call by dialing +1-412-717-9618. Callers should dial in at least 5 minutes prior to the call start time. A replay of the conference call will be available until July 19, 2018, by calling 877-344-7529 from the United States or +1-412-317-0088 from outside the United States and entering conference ID number 10122062.

About AudioEye, Inc.
AudioEye is a technology company serving businesses committed to providing equal access to their digital content. Through patented technology, subject matter expertise and proprietary processes, AudioEye is transforming how the world experiences digital content.

Leading with technology, AudioEye identifies and resolves issues of accessibility and enhances the user experience, making digital content more accessible and more usable for more people.

AudioEye's common stock trades on the OTCQB under the symbol "AEYE." The Company maintains offices in Tucson, Atlanta and Washington D.C. For more information about AudioEye and its online accessibility solutions, please visit https://www.audioeye.com.

Forward-Looking Statements
Any statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the risk that the Company's revenue or cash contract bookings will not increase as currently expected or at all, the risk that the Company's cash position will not improve or will worsen, the risk that the Company's current capitalization plan will not provide the Company with sufficient cash to address its current or future needs or will otherwise not be successful, the risk that the Company's products will not perform as expected, the risk that the Company's products will not generate significant, or any, revenue or cash contract bookings for the Company, the effectiveness of the reverse stock split, including FINRA's and NASDAQ's approval thereof, the Company's plans to list its common stock on NASDAQ and the impact the reverse stock split or any such listing may have on the Company's business, prospects and/or stock price. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

For further information, please contact:

Matt Kreps, Darrow Associates Investor Relations
Email: mkreps@darrowir.com
Phone: (214) 597-8200

Todd Bankofier, AudioEye Chief Executive Officer
Email: tbankofier@AudioEye.com
Phone: (520) 308-6140